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                                                                    Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     I, Ventura Martinez del Rio, Sr., Chairman and Chief Executive Officer of Provo International, Inc. (the "Company"), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code that:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, to which this statement is filed as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ Ventura Martinez del Rio, Sr.
April 29, 2004                          ---------------------------------------
                                        Ventura Martinez del Rio, Sr.
                                        Chairman and Chief
                                        Executive Officer